Exhibit 99.4
Old Line Bancshares, Inc. & Subsidiary Pro Forma Consolidated Statement of Income Nine Months Ended September 30, 2008

		Adjustments
Interest revenue
Loans, including fees	$10,620,360		$10,620,360
U.S. Treasury securities	58,237		58,237
U.S. government agency securities	90,026		90,026
Mortgage backed securities(4	209,053	220,701	429,754
Municipal securities	72,694		72,694
Federal funds sold	257,079		257,079
Other	125,213		125,213
Total interest revenue	11,432,662	220,701	11,653,363

Interest expense
Deposits	3,773,591		3,773,591
Borrowed funds	593,015		593,015
Total interest expense	4,366,606	-	4,366,606

Net interest income	7,066,056	220,701	7,286,757

Provision for loan losses	345,000		345,000
Net interest income after provision for loan losses	6,721,056	220,701	6,941,757

Non-interest revenue
Service charges on deposit accounts	230,737		230,737
Earnings on bank owned life insurance	273,609		273,609
Income (loss) on investment in real estate LLC	5,904		5,904
Other fees and commissions	191,958		191,958
Total non-interest revenue	702,208	-	702,208

Non-interest expense
Salaries	2,308,762		2,308,762
Employee benefits	723,965		723,965
Occupancy	837,438		837,438
Equipment	228,437		228,437
Data processing	193,042		193,042
Other operating	1,014,822		1,014,822
Total non-interest expense	5,306,466	-	5,306,466

Income before income taxes	2,116,798	220,701	2,337,499

Income taxes(5	741,748	87,056	828,804
Net income	1,375,050	133,645	1,508,695

Dividends and Accretion on Series A Preferred Stock(6	-	307,716	307,716

Net income available for common stockholders	$1,375,050	$(174,071)	$1,200,979

Basic earnings per common share(7	$0.35	$(0.05)	$0.30
Diluted earnings per common share(8	$0.35	$(0.05)	$0.31